                               POWER OF ATTORNEY

            KNOW  ALL  MEN  BY  THESE  PRESENTS,   that  the
undersigned  constitutes and appoints Robert G. Zack,  Denis
Molleur,  Katherine P. Feld and Kathleen  Ives,  and each of them,  his true and  lawful  attorneys-in-fact  and  agents, with full power of substitution and resubstitution,  for him and in his capacity as  Trustee/Manager of Oppenheimer Multi
Cap  Value  Fund,  Oppenheimer  Real  Estate  Fund,  Tremont
Market Neutral Fund LLC,  Tremont  Opportunity Fund LLC (the
"Funds"),  to sign on his  behalf  any and all  Registration
Statements  (including  any  post-effective   amendments  to
Registration  Statements)  under the Securities Act of 1933, the  Investment  Company Act of 1940 and any  amendments and supplements  thereto,  and  other  documents  in  connection
thereunder,   and  to  file  the  same,  with  all  exhibits
thereto, and other documents in connection  therewith,  with the Securities and Exchange  Commission,  granting unto said attorneys-in-fact  and agents,  and each of them, full power and  authority  to do and  perform  each and  every  act and thing  requisite  and  necessary to be done in and about the premises,  as fully as to all  intents  and  purposes  as he
might  or  could  do  in  person,   hereby   ratifying   and
confirming all that said  attorneys-in-fact  and agents, and each of them,  may lawfully do or cause to be done by virtue hereof.

Dated this 21st  day of October, 2002.

/s/ Eustis Walcott
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Eustis Walcott